UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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BlackRock Muni New York Intermediate Duration Fund, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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Saba Capital Master Fund, LTD. (“Saba”) Withdraws Motion for Preliminary Injunction Against

BlackRock Muni New York Intermediate Duration Fund, Inc. (the “Fund”)

On July 14, 2019, Saba withdrew its motion for a preliminary injunction seeking to have votes for its nominees counted after statements made by a Maryland court at a hearing on July 12 about the weaknesses of Saba’s claims under Maryland law. The Court stated that the Fund was not obligated to count votes in favor of Saba’s nominees after Saba missed a five business day deadline, as provided in the bylaws, to provide additional information requested by the Fund. While no formal order was entered by the Court, it nevertheless stated that Saba had failed to establish a likelihood of success on the merits of its claims given the presumption of the business judgment rule under Maryland law. The Court invited Saba to withdraw its pending motion for a preliminary injunction, which Saba did on July 14. Accordingly, as previously indicated in the Fund’s proxy materials, votes in favor of Saba’s invalid nominees will not be counted at the shareholder meeting scheduled for July 18, 2019.